                    THIRD AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


          THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ("Amendment No. 3"), dated as of February 28, 1994 is entered into by and among AVONDALE INDUSTRIES, INC., a Louisiana corporation (the "Company"), CANADIAN IMPERIAL BANK OF COMMERCE, ATLANTA AGENCY, as the sole Bank (the "Bank") to whom the Other Banks (as defined below) assigned their respective rights and obligations under the Existing Credit Agreement (as defined below), and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as Agent for the Bank (the "Agent"), in connection with that certain Amended and Restated Credit Agreement dated as of April 16, 1992 (the "Original Credit Agreement"), among the Company, the Agent, the Bank and the other financial institutions signatory thereto as the "Banks" (the "Other Banks") as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of May 31, 1993, and by the Second Amendment to Amended and Restated Revolving Credit Agreement dated as of February 2, 1994 (collectively the "Existing Credit Agreement" and as amended by this Amendment No. 3, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

                              W I T N E S S E T H:

          WHEREAS, the Company, the Bank and the Agent are parties to the Existing Credit Agreement;

          WHEREAS, as of February 8, 1994, the Bank acquired from each of the Other Banks all of their respective rights, title and interests in and to the Credit Agreement and the other Loan Documents, and consequently, as of February 8, 1994, all of the Obligations under the Loan Documents are owing to the Agent and/or the Bank;

          WHEREAS, except for accrued fees, costs and other amounts chargeable under the Loan Documents (including attorneys' fees and expenses), the Obligations under the Loan Documents are equal to the Letter of Credit Outstandings relating to outstanding Letters of Credit in the aggregate face amount of $13,091,114.78, and such Obligations are secured by, among other things, cash collateral in the amount of $13,091,114.78 currently held by the Collateral Agent in an interest bearing account (selected by the Collateral Agent in its sole discretion) for the benefit of the Agent and the Bank;

          WHEREAS, the parties hereto desire to amend the Existing Credit Agreement, among other things, to extend its term as set forth below and to reduce the Letter of Credit fees chargeable under Section 3.3 thereof; and

          WHEREAS, the Company, the Agent and the Bank are willing to so amend the Existing Credit Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

          Section 1.  Amendments to Existing Credit Agreement.  Subject to the
                      ---------------------------------------
satisfaction of the conditions set forth in Section 5 of this Amendment No. 3, the Existing Credit Agreement is hereby amended as follows:

          1.01  Definition of Revolving Loan Termination Date.  The definition
                ---------------------------------------------
of "Revolving Loan Termination Date" which appears in Section 1.1 of the
    -------------------------------
Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

          ""Revolving Loan Termination Date": means the earlier to occur of (i)
            -------------------------------
          April 1, 1995, or (ii) the earliest date on which (x) the Letter of Credit Outstandings is zero and (y) all Obligations (including, without limitation, all Reimbursement obligations) have been indefeasibly paid in full in cash and have otherwise been satisfied and discharged in full."

          1.02  Extension of Existing Letters of Credit.  Section 3.1(b) of the
                ---------------------------------------
Existing Credit Agreement is hereby amended to add the following at the end thereof:

          "Notwithstanding anything to the contrary herein, Canadian Imperial Bank of Commerce, Atlanta Agency, as Issuer agrees to extend (by amendment or otherwise) the term of any Letter of Credit in effect on the date of the Third Amendment to Amended and Restated Revolving Credit Agreement until the Revolving Loan Termination Date."

          1.03  Reduction of Letter of Credit Fees.  The first sentence of
                ----------------------------------
Section 3.3 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "The Company agrees to pay to the Agent for the account of the applicable Issuer and the Banks, with respect to each Letter of Credit the following variable per annum fee (based on the face amount of each Letter of Credit) in effect from time to time as set forth below during the period from and including the date of issuance thereof to the Stated

          Expiry Date thereof: (i) 3% per annum from the Original Agreement Date through and including February 8, 1994, (ii) 1.0% per annum from and including February 9, 1994 through and including June 30, 1994, (iii) 1.5% per annum from and including July 1, 1994 through September 30, 1994, (iv) 2.0% per annum from and including October 1, 1994 through and including December 31, 1994, and (v) 2.5% per annum thereafter."

          1.04  Elimination of Covenant to Assign Proceeds of Navy Contracts.
                ------------------------------------------------------------
Section 6.11 of the Existing Credit Agreement is hereby deleted in its entirety.

          1.05  Reduction of Consolidated Tangible Net Worth Covenant.  The
                -----------------------------------------------------
reference to "$100,000,000" in the third line of Section 7.1(c) of the Existing, Credit Agreement is hereby amended to be a reference to "$93,000,000."

          Section 2.  Limited Waiver of Events of Default.  Subject to
                      -----------------------------------
satisfaction of the conditions set forth in Section 5 of this Amendment No. 3, each of the Agent and the Bank waives (i) any Default or Event of Default arising on or before the effective date of this Amendment No. 3 solely by virtue of the Company's failure to meet the covenant set forth in Section 7.1(c) of the Existing Credit Agreement (prior to the amendment of such Section 7.1(c) pursuant to this Amendment No. 3) and (ii) any Default or Event of Default arising on or before the effective date of this Amendment No. 3 solely by virtue of the Company's failure to comply with the covenant set forth in Section 6.11 of the Existing Credit Agreement.

          Section 3.  Representations, Warranties and Covenants of Company.
                      ----------------------------------------------------
To induce the Agent and the Bank to enter into this Amendment No. 3, the Company hereby represents, warrants and covenants to the Agent and the Bank that:

          3.01  No Defaults.  There are no Defaults or Events of Default under
                -----------
the Existing Credit Agreement or other Loan Documents other than those Defaults or Events of Default expressly waived pursuant to Section 2 of this Amendment No. 3.

          3.02  Corporate Power; Authorization; Enforceable Obligations.  The
                -------------------------------------------------------
Company has the corporate power and authority to make, deliver and perform this Amendment No. 3 and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment No. 3. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment No. 3, the Existing Credit Agreement and the other Loan Documents. This Amendment No. 3, the Existing Credit Agreement, as amended by this Amendment No. 3, and the other Loan Documents constitute, legal, valid and binding obligations of the

Company enforceable against the Company in accordance with their respective terms.

          3.03  Obligations.  The outstanding principal amount of the
                -----------
Obligations on the date hereof is $13,091,114.78 (which is equal to the Letter of Credit Outstandings), all of which Obligations are validly existing and enforceable Obligations of the Company, payable in accordance with their respective terms to the Agent for the benefit of the Bank, and are not subject to any defense, setoff, offset, recoupment, reduction or counterclaim of any kind or nature. The amount of the Commitments (including, without limitation, the Commitments held by the Bank as assignee of the other Banks) is zero.

          3.04  Liens.  All of the Liens granted to the Collateral Agent and/or
                -----
to the Trustee-Mortgagee pursuant to the Collateral Documents (i) are valid, perfected, binding and enforceable, (ii) are first priority Liens subject only to Liens which are permitted under Section 7.2 of the Credit Agreement, (iii) secure all of the Obligations, and (iv) attach to substantially all of the real and personal property of the Company and each Subsidiary Guarantor. Without limiting the generality of the foregoing, the Company hereby confirms and ratifies the perfected, first priority Lien granted to the Collateral Agent for the benefit of the Agent and the Bank on cash collateral in the aggregate amount of $13,091,114.78, which has been deposited in an interest bearing account selected by the Collateral Agent in its sole discretion and held by it for the benefit of the Agent and the Bank.

          3.05  Validity of Transfer to Bank of Other Banks' Rights and
                -------------------------------------------------------
Obligations Under Loan Documents.  The Company received all notices required
- --------------------------------
under Section 10.7 of the Credit Agreement or otherwise in connection with the transfer to the Bank of the respective rights and obligations of the other Banks under the Loan Documents, and the Company hereby agrees that neither it nor any of its Subsidiaries will contest the validity or effectiveness of any such transfer, and the Company, on behalf of itself and its Subsidiaries, hereby waives any right to contest same.

          Section 4.  Representations and Warranties of Agent and Bank.  To
                      ------------------------------------------------
induce the Company to enter into this Amendment No. 3, each of the Agent and the Bank hereby represents and warrants to the Company that:

          4.01 Pursuant to the Assignment and Assumption Agreements dated as of February 3, 1994, between the Bank and each of the Other Banks, effective as of February 8, 1994, the Bank acquired all of the interests in and to all of each Other Bank's rights and obligations under the Existing Credit Agreement and the other Loan Documents, and consequently, effective as of February 8, 1994, the Bank is the only "Bank" as defined in the Credit Agreement.

          Section 5.  Acknowledgments.
                      ---------------

          5.01  The Company hereby acknowledges, for purposes of estoppel only,
(i) that all of the interests in and to all of each Other Bank's rights and obligations under the Existing Credit Agreement and the other Loan Documents were properly transferred to the Bank as of February 8, 1994, pursuant to those certain Assignment and Assumption Agreements dated as of February 3, 1994, between the Bank and each of the Other Banks and (ii) that effective as of February 8, 1994, the Bank is the only "Bank" as defined in the Credit Agreement.

          5.02 Each of the Agent and the Bank acknowledges, for purposes of estoppel only, that the Company complied with its obligations under Section 2.4(c) of the Credit Agreement by remitting to the Collateral Agent for distribution to the Banks pursuant to the Collateral Agency and Intercreditor Agreement a portion of the Net REA Recovery equal to $43,000,000.

          Section 6.  Conditions to Effectiveness.  The amendment to the
                      ---------------------------
Existing Credit Agreement provided in Section 1 hereto shall become effective on the date on which the Agent shall have received, in form and substance acceptable to the Agent and its counsel, fully executed originals of the following documents:

          (a) One or more counterparts of this Amendment No. 3 executed by the Company; and

          (b) A consent from each of Avondale Gulfport Marine, Inc., Genco Industries, Inc. and Genco Industries of Lufkin, Inc. consenting to the terms of this Amendment No. 3 and reaffirming its respective guarantee.

          Section 7.  Reference to and Effect on the Credit Agreement.
                      -----------------------------------------------

          7.01 Upon the effectiveness of this Amendment No. 3, each reference in the Existing Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the Existing Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document or Collateral Document or any other document, instrument or agreement executed and/or delivered in connection with this Amendment No. 3, the Credit Agreement, the Collateral Agency and Intercreditor Agreement (or any amendment thereto) or any Collateral Document shall mean and be a reference to the Existing Credit Agreement as amended hereby.

          7.02 The execution, delivery and effectiveness of this Amendment No. 3 shall not operate as a waiver of any right, power or remedy of the Agent or the Bank under the Credit Agreement, the Loan Documents or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein or contemplated hereby.

          7.03 The terms and conditions of this Amendment No. 3 and the Agent's and the Bank's rights and remedies pursuant to this Amendment No. 3 shall apply to all of the Obligations, and the Existing Credit Agreement, together with all of the other Loan Documents (including the Collateral Documents), to the extent not inconsistent with this Amendment No. 3, are hereby ratified and confirmed. This Amendment No. 3 is an amendment of the Existing Credit Agreement and does not constitute a novation of the obligations.

          Section 8.  Governing Law and Severability.  This Amendment No. 3
                      ------------------------------
shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) and decisions of the State of New York. Whenever possible, each provision of this Amendment No. 3 shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment No. 3 shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment No. 3.

          Section 9.  Counterparts.  This Amendment No. 3 may be executed in any
                      ------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          Section 10.  Headings.  Section headings in this Amendment No. 3 are
                       --------
included herein for convenience of reference only and shall not constitute a part of this Amendment No. 3 for any other purpose.



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                                      6

          IN WITNESS WHEREOF, the parties hereto have cause this Amendment No. 3 to be duly executed as of the date first above written.


                                       AVONDALE INDUSTRIES, INC.

                                       By:
                                           ------------------------------

                                       Name:
                                             ----------------------------

                                       Title:
                                              ---------------------------


                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                         New York Agency, as Agent

                                       By: /s/ Daniel J. Conlon
                                           ------------------------------

                                       Name: Daniel J. Conlon
                                             ----------------------------

                                       Title: Authorized Signatory
                                              ---------------------------


                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                         Atlanta Agency, as the sole Bank
                                         and as Issuer

                                       By: /s/ Daniel J. Conlon
                                           ------------------------------

                                       Name: Daniel J. Conlon
                                             ----------------------------

                                       Title: Authorized Signatory
                                              ---------------------------

          IN WITNESS WHEREOF, the parties hereto have cause this Amendment No. 3 to be duly executed as of the date first above written.


                                       AVONDALE INDUSTRIES, INC.

                                       By: /s/ Thomas M. Kitchen
                                           ------------------------------

                                       Name: Thomas M. Kitchen
                                             ----------------------------

                                       Title: VP & CFO
                                              ---------------------------


                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                         New York Agency, as Agent

                                       By:
                                           ------------------------------

                                       Name:
                                             ----------------------------

                                       Title:
                                              ---------------------------


                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                         Atlanta Agency, as the sole Bank
                                         and as Issuer

                                       By:
                                           ------------------------------

                                       Name:
                                             ----------------------------

                                       Title:
                                              ---------------------------

                                    CONSENT


          By the Guarantee dated as of April 16, 1992 (the "Bank Group Guarantee"), the undersigned (the "Guarantor") guaranteed to the Secured Parties (as defined therein), subject to the terms, conditions and limitations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to the Company's execution of the foregoing Third Amendment to Amended and Restated Revolving Credit Agreement and acknowledges the continued validity, enforceability and effectiveness of the Bank Group Guarantee with respect to all loans, advances and extensions of credit to the Company, whether heretofore or hereafter made, together with all interest thereon and all expenses in connection therewith.


                                    AVONDALE GULFPORT MARINE, INC.


                                    By: /s/ Thomas M. Kitchen
                                        ---------------------------
                                    Title: Vice President


Dated:  February 28, 1994

                                    CONSENT


          By the Guarantee dated as of April 16, 1992 (the "Bank Group Guarantee"), the undersigned (the "Guarantor") guaranteed to the Secured Parties (as defined therein), subject to the terms, conditions and limitations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to the Company's execution of the foregoing Third Amendment to Amended and Restated Revolving Credit Agreement and acknowledges the continued validity, enforceability and effectiveness of the Bank Group Guarantee with respect to all loans, advances and extensions of credit to the Company, whether heretofore or hereafter made, together with all interest thereon and all expenses in connection therewith.

                                    GENCO INDUSTRIES, INC.


                                    By: (Signature appears here)
                                        ---------------------------
                                    Title: Secretary


Dated:  February 28, 1994

                                    CONSENT


          By the Guarantee dated as of April 16, 1992 (the "Bank Group Guarantee"), the undersigned (the "Guarantor") guaranteed to the Secured Parties (as defined therein), subject to the terms, conditions and limitations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to the Company's execution of the foregoing Third Amendment to Amended and Restated Revolving Credit Agreement and acknowledges the continued validity, enforceability and effectiveness of the Bank Group Guarantee with respect to all loans, advances and extensions of credit to the Company, whether heretofore or hereafter made, together with all interest thereon and all expenses in connection therewith.

                                    GENCO INDUSTRIES OF LUFKIN, INC.


                                    By: (Signature appears here)
                                        ---------------------------
                                    Title: Secretary


Dated:  February 28, 1994